Nominating & Corporate Governance Committee Charter

The Board of Directors (the "Board") of Constitution Mining Corp. (the "Company") has established the Nominating & Corporate Governance Committee (the “Committee”) to assist the Board in fulfilling its responsibilities to assure that the Company is governed in a manner consistent with the best interests of the Company and its Shareholders.

Purpose

The purpose of the Committee is to:

1)	Identify individuals qualified to become directors;

2)	Recommend candidates to fill Board vacancies and newly created director positions

3)	Recommend whether incumbent directors should be nominated for re-election to the Board upon expiration of term; and

4)	Develop and recommend corporate governance principles for the Company

Structure

The membership of the Committee shall consist of a minimum of three directors, as determined by the Board.  Committee members, including the Chairman of the Committee shall be appointed by the Board on an annual basis upon the recommendation of the Nominating and Corporate Governance Committee and may be removed by the Board.  The members of the Committee must be independent as defined under NASDAQ Marketplace Rule 4200(a)(15) and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (subject to the exemptions provided in Rule 10A-3(c)).

Chair

The Committee shall select by the affirmative vote of a majority of the members of the Committee one member of the Committee to be its chairperson.  The Board may remove or replace the chairperson and any other member of the Committee at any time by the affirmative vote of a majority of the members of the Board.

Responsibilities and Duties

The principal responsibilities of the Committee are as follows:

1)
Establish criteria for selecting new directors, which criteria will include the individuals qualification as independent, as well as consideration of background, ability, general understanding of marketing, finance and other disciplines relevant to the success of a publicly traded company in the current business environment, understanding of the Company’s business, professional background, judgment, skills and experience in context of the needs of the Board;

2)
Identify and recommend to the Board nominees for election or ere-election to the Board, or for appointment to fill any vacancy that is anticipated or has arisen on the Board, in accordance with the criteria, policies and principles established by the Committee;

3)
The Committee will review the Board’s committee structure and, following consultation with the Chairman of the Board, recommend to the Board for its approval directors to serve as members and Chair of each Committee.  The committee shall review and recommend committee members to fill vacancies as needed.  In connection with its recommendations for the Audit Committee, the Committee shall indicate whether, in the committee’s business judgement, each proposed Audit Committee member is financially literate and shall specify a member or members who has or have accounting or related financial management expertise sufficient to meet the criteria of a financial expert as required by applicable rules or regulations;

4)	Monitor, develop and make recommendations to the Board regarding principles, policies and practices of corporate governance applicable to the Company;
5)	Recommend to the members of each committee of the Board a director to serve as the chairperson such committee;
6)
Receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, which assessment will focus on the Board’s contribution to the Company and specifically focus on areas in which the Board or management believes that the Board could improve, each Committee of the Board’s performance and the performance of individual directors;

7)	The Committee shall annually review the need for changes in this Charter and recommend any proposed changes to the Board for approval;
8)	The Committee shall annually review and evaluate its own performance and shall submit itself to the review and evaluation of the Board; and
9)
At the beginning of each year, the Committee will establish a schedule of agenda subjects to be discussed during the year (to the degree these can be foreseen).  The schedule for the Committee shall be furnished to all of the members of the Board.

In carrying out such responsibilities, the Committee shall have the power and authority to retain such consultants, outside counsel and other advisors as the Committee may deem appropriate and shall have the sole authority to approve the fees and other terms of engagement.

Procedures

1)
Meetings.  The chairperson of the Committee, in consultation with the other members of the Committee, will determine the frequency and length of the Committee meetings, provided, however, that the Committee shall meet at least once annually.  The chairperson of the Committee, in consultation with the appropriate members of the Committee and management, will develop the Committee’s Agenda.

2)
Quorum and Approval.  A majority of the members of the Committee shall constitute a quorum.  The Committee shall act on the affirmative vote of a majority of members present at a meeting at which a quorum is present.  The Committee may also act by unanimous written consent in lieu of a meeting.

3)
Rules.  The Committee may determine additional rules and procedures, including designation of a chairperson pro tempore in the absence of the chairperson and designation of a secretary of the Committee at any meeting thereof.

4)	Minutes. The Committee shall keep minutes of its meetings which shall be submitted to the Board.

5)
Resources and Authority.  The Committee is delegated all authority of the Board as may be required or advisable to fulfill the purposes and responsibilities of the Committee.  The Committee may form and delegate some or all of its authority to subcommittees when it deems appropriate.  The Committee shall have the resources and authority to discharge its responsibilities, including the authority, to the extent it deems necessary or appropriate, to retain independent financial, legal or other advisors.  The Company shall provide funding, as determined by the Committee, for payment of compensation to any independent advisors or administrative support employed by the Committee.

Charter Approval

This charter was approved by the Board of Directors on September 16, 2008.